POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that, the undersigned,
Associated Petroleum Investors Ltd., hereby constitutes and appoints Theodore F. Pound III, its true and lawful attorney-in-fact as follows:

	1.	To execute for and on its behalf in its capacity
		as a 10% Owner of Allis-Chalmers Energy Inc., a Delaware corporation (the "Company"),
		Forms 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder;

	2.	To do and perform any and all acts for it and on
		its behalf that may be necessary or desirable to complete and execute any such Forms 4 or 5 and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	3.	To take any other action of any type whatsoever in
		connection with the foregoing that, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of it, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

	Associated Petroleum Investors Ltd. hereby grants to such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper in the exercise of any of the rights and powers granted herein as fully to all intents and purposes as it might or could do in person, with full power of substitution and revocation, hereby ratifying and confirming all that such attorney-in-fact or his substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney. I acknowledge that the foregoing attorney-in-fact in serving in such capacity at its request is not assuming, and the Company is not assuming, any of its responsibilities to comply with Section 16 of the Act.

	This Power of Attorney shall remain in full force and effect until Associated Petroleum Investors Ltd. is no longer required to file Forms 4 and 5 with respect to its holdings of, and any transactions in, securities issued by the Company, unless earlier revoked by it in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, Associated Petroleum Investors Ltd. has executed this Power of Attorney as of this 23rd day of February 2009.

				ASSOCIATED PETROLEUM INVESTORS LTD.


				/s/ Alejandro P. Bulgheroni
				    Chairman and President